Exhibit 99.2

MUELLER WATER PRODUCTS, INC.

500 West Eldorado Street, Decatur, Illinois 62522

FOR IMMEDIATE RELEASE

CONTACT:	Darrell Jean, Vice President — Business Development
djean@muellerflo.com
(217) 425-7305

MUELLER WATER PRODUCTS, INC. TO BE ACQUIRED BY

WALTER INDUSTRIES INC.  —

SUMMARY OF TREATMENT OF MUELLER DEBT IN ACQUISITION

DECATUR, ILLINOIS, June 20, 2005 — Mueller Water Products, Inc. (the “Company”) today announced preliminary information about the treatment of the Company’s existing debt in connection with the previously announced acquisition of the Company by Walter Industries, Inc. (NYSE: WLT) (“Walter Industries”).

Under the acquisition agreement and prior to closing the acquisition, the Company will cause its subsidiary, Mueller Group, Inc. (“Mueller Group”), to commence a tender offer and consent solicitation for Mueller Group’s second priority senior secured floating rate notes due 2011.  The tender offer and consent solicitation are expected to be consummated simultaneously with the acquisition; but consummation of the tender offer and consent solicitation is not a condition to the closing.  Mueller Group’s senior credit facility will be refinanced at closing.  The Company’s 14 ¾% senior discount notes due 2014 and Mueller Group’s 10% senior subordinated notes due 2012 will remain outstanding after the acquisition is completed.  However, holders of these notes will have the right to put them to their respective issuers following the change of control resulting from the consummation of the acquisition in accordance with the respective indentures.  Upon closing of the acquisition, the outstanding warrants of the Company will become rights to receive cash upon exercise of the warrants based on the number of shares underlying the warrants.

About Mueller Water Products, Inc.

The Company is a leading North American manufacturer of a broad range of flow control products for use in water distribution, water and wastewater treatment facilities, gas distribution systems and piping systems and maintains a large installed base of products, including approximately three million fire hydrants and eight million iron gate valves in the United States. The Company operates through two business units: its water infrastructure products segment, a leading manufacturer of hydrants, valves and other products for use in water and gas distribution systems; and its piping systems products segment, a leading manufacturer of fittings, pipe hangers and other products for use in piping systems applications.  The Company’s products are sold to a wide variety of end-users, including municipalities, publicly and privately owned water and wastewater utilities, gas utilities and construction contractors.

- More -

About Walter Industries, Inc.

Walter Industries, Inc. is a diversified company with revenues of $1.5 billion (excluding Mueller Water Products).  Walter Industries is a leader in affordable homebuilding, related financing and water transmission products, and is a significant producer of high-quality metallurgical coal for worldwide markets.  Based in Tampa, Fla., the Company employs approximately 5,100 people. Additional information about Walter Industries is available on Walter Industries’ Web Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission and on Walter Industries’ web site at http://www.walterind.com.

Conference Call Hosted by Walter Industries - Monday, June 20, 2005 at 8:30 am ET

Walter Industries will discuss the acquisition on a conference call today, June 20, 2005, at 8:30 am ET/7:30 am CT.  The call will be web cast live and available in a “listen-only mode” from Walter Industries’ web site at www.walterind.com, where it will also be archived.

Forward-Looking Statements

The statements made in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  A forward-looking statement is usually identified by the use of certain terminology including “believes,” “expects, “may,” “would,” “will,” “should,” “seeks,” “anticipates” or “intends” or by discussions of strategy or intentions.  A number of factors could cause actual results, performance, achievements or industry results to be very different from the results, performance or achievements expressed or implied by those forward-looking statements. These factors include, but are not limited to, risks in connection with the acquisition (including the closing of the acquisition) and other risks that are described in the Securities and Exchange Commission reports filed by Mueller Water Products, Inc., Mueller Group, Inc. and Walter Industries, Inc.  Given these uncertainties, you are warned not to rely on the forward-looking statements. We are not undertaking any obligation to update these factors or to publicly announce the results of any changes to forward-looking statements due to future events or developments.

- END